POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Tina H. Bloom, Wade R. Bridge and Frank L. Newbauer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all his capacities as a trustee of The Chesapeake Investment Trust, a Delaware statutory trust, to sign on his or its behalf any and all Registration Statements (including but not limited to, Registration Statements on Form N-l A and Form N-14, and any pre-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto and applications thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other applicable regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of June, 2016.

/s/ James H. Speed, Jr.
James H. Speed, Jr.
Trustee

STATE OF North Carolina)
             ss:
COUNTY OF Wake)

Before me, Trina O. Thompson-Johnson, a Notary Public, in and for said county and state, personally appeared James H. Speed, Jr., known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 28th day of June, 2016.
/s/Trina O. Thompson-Johnson.  My commission expires February 5, 2019.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Tina H. Bloom, Wade R. Bridge and Frank L. Newbauer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all his capacities as a trustee of The Chesapeake Investment Trust, a Delaware statutory trust, to sign on his or its behalf any and all Registration Statements (including but not limited to, Registration Statements on Form N-l A and Form N-14, and any pre-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto and applications thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other applicable regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of June, 2016.

/s/ Theo H. Pitt, Jr.
Theo H. Pitt, Jr.
Trustee

STATE OF North Carolina
             ss:
COUNTY OF Nash

Before me, a Notary Public, in and for said county and state, personally appeared Theo H. Pitt, Jr., known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 28th day of June, 2016.
Deborah A. Mills.  My commission expires 06-21-2018.